UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation or organization)

98-0390500

(I.R.S. Employer Identification Number)

One Albert Quay

Cork, Ireland

(Address of principal executive offices)

T12 X8N6

(Zip Code)

TYCO FIRE & SECURITY FINANCE S.C.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg

(State or other jurisdiction of incorporation or organization)

98-1202623

(I.R.S. Employer Identification Number)

2, rue Jean Monnet

Luxembourg, Grand Duchy of Luxembourg

(Address of principal executive offices)

2180

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.000% Sustainability-Linked Senior Notes due 2031	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236195 and 333-236195-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Securities To Be Registered.

The securities to be registered hereunder are $500,000,000 aggregate principal amount of 2.000% Sustainability-Linked Senior Notes due 2031 (the “Notes”), issued by Johnson Controls International plc, an Irish public company limited by shares (“JCI”), and Tyco Fire & Security Finance S.C.A., a Luxembourg corporate partnership limited by shares (together with JCI, the “Registrants”).

Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated September 4, 2020, included in the Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2020 (File Nos. 333-236195 and 333-236195-01) (amending JCI’s registration statement on Form S-3ASR filed with the SEC on January 31, 2020 (File No. 333-236195)), and under the caption “Description of Notes” in the prospectus supplement thereto dated September 13, 2021, which was filed with the SEC on September 15, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).

4.2	Seventh Supplemental Indenture, dated September 16, 2021, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank National Association, as trustee (attaching the form of the Notes) (incorporated herein by reference to Exhibit 4.2 to Johnson Controls International plc’s Current Report on Form 8-K filed on September 16, 2021).

4.3	Form of the Notes (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: September 22, 2021	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary

TYCO FIRE & SECURITY FINANCE S.C.A
	By:	TYCO FIRE & SECURITY S.À R.L. its General Partner and manager

	By:	/s/ Peter Schieser
	Name:	Peter Schieser
	Title:	General Manager